Rosenberg Rich
Baker Berman
& COMPANY
A PROFESSIONAL ASSOCIATION OF
CERTIFIED PUBLIC ACCOUNTANTS
380 Foothill Road • P.O. Box 6483 • Bridgewater, NJ 08807-0483
Phone: 908-231-1000 • FAX: 908-231-6894
Website: www.rrbb.com • E-Mail: info@rrbb.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of our report dated May 5, 2008, relating to the consolidated financial statements of Life Nutrition Products, Inc, and to the reference to our Firm under the caption "Experts" in the Prospectus.

Rosenberg Rich Baker Berman & Company

Bridgewater, NJ
July 18, 2008